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                                                                   EXHIBIT 10.25
                                  RENEWAL OF
                      PHARMACEUTICAL SERVICES AGREEMENT


     THIS RENEWAL AGREEMENT ("Renewal Agreement") is entered into as of this 26th day of June, 1998, by and between Anthem Prescription Management, Inc. ("APM"), 8990 Duke Boulevard, Mason, Ohio 45040 and D&K Healthcare Resources, Inc. ("D&K"), formerly known as D&K Wholesale Drug, Inc., 516 West Fourth Street, Lexington, Kentucky 40508.


                                   RECITALS

        A. APM and D&K entered into a Pharmaceutical Services Agreement dated as of July 16, 1996 (the "Agreement").

        B. The Agreement expires as of June 30, 1998 unless the parties mutually agree to renew the Agreement.

        C. Both parties desire to renew the Agreement for an additional term of three (3) years.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. The parties hereby agree to renew the Agreement for an additional term of three (3) years ("Renewal Term" and each one year period during the Renewal Term commencing on July 1 and ending on June 30 shall be referred to as a "Renewal Year"), so that the Agreement shall now extend through June 30, 2001. Thereafter, the Agreement may be renewed for successive twelve (12) month periods pursuant to Section 5.1 of the Agreement upon the mutual agreement of both parties.

        2. D&K agrees to reduce the distribution fee by .10% upon APM achieving monthly net purchases from D&K of not less than $8,000,000 per month for two consecutive months during the Renewal Term. Such reduction shall commence with the month following such two consecutive month period during which such net purchases have been made. If achieved, D&K will reduce the distribution fee by an additional .05% upon APM achieving monthly net purchases from D&K of not less than $10,000,000 per month for two consecutive months during the Renewal Term. Such additional reduction shall commence with the month following such two consecutive month period during which such net purchases have been made.

        3. D&K agrees to use diligent efforts to support APM's Unit-of-Use Program during the Renewal Term of this Agreement. D&K reserves the right to only stock and


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invoice products from manufacturers that carry adequate product liability insurance and extend industry standard payment terms.

        4. D&K agrees to undertake diligent efforts to develop a radio frequency ("RF") order fulfillment system which APM will be allowed to use during the Renewal Term once developed. This system will be designed to achieve improved efficiencies in the receiving and stocking of product purchased from D&K and to have the capability to transfer electronic records, including shipping and invoice documents.

        5. Termination. Either party may terminate this Agreement with or without cause by giving the other party at least 60 days written notice of its intention to terminate the Agreement. In such event, APM shall purchase any extraordinary amounts of inventory that have been purchased by D&K specifically to service Anthem in amounts up to 60 days worth of actual purchases, or 60 days estimated use as calculated by D&K based on historical purchase levels by Anthem pursuant to Section 2.1.

        6. All the remaining terms of the Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned have caused this Renewal Agreement to be executed by their duly authorized representatives as of the date set forth above.


                                ANTHEM PRESCRIPTION MANAGEMENT, INC.


                                By:         /s/TERRY SELREGONA
                                   --------------------------------------
                                Title:       Executive Director
                                      -----------------------------------


                                D&K HEALTHCARE RESOURCES, INC.


                                By:             /s/LAURA MISEL
                                   ---------------------------------------
                                Title:  Vice President and General Manager
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